UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2013

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

5 Giralda Farms, Madison, NJ	07940
(Address of principal executive offices)	(Zip Code)

(973) 660-7491
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Severance Plan
On June 5, 2013, the Compensation Committee of the board of directors (the “Board”) of Zoetis Inc. (the “Company”) adopted severance provisions (the “Severance Plan”) for the chief executive officer (the “CEO”) and other officers of the Company who report directly to the CEO (“Executive Officers”) that will become effective on the date Pfizer Inc. ceases to own a controlling interest in the Company. Subject to the execution by each of the CEO and Executive Officers of a general release of all claims against the Company, severance benefits are available for the CEO and Executive Officers (i) whose employment is terminated without “Cause” or (ii) who, within 24 hours of a Change in Control, or “CIC”, resigns for “Good Reason” or whose employment is terminated without “Cause” (each a “Triggering Event”). The terms “Cause,” “Good Reason” and “CIC” are defined in the Severance Plan.
In the event of a Triggering Event absent a CIC, (i) the CEO is entitled to receive 1.5 times his or her annual salary and 1.5 times his or her full year target bonus, (ii) each Executive Officer is entitled to receive his or her annual salary and his or her full year target bonus, and (iii) both the CEO and Executive Officers are entitled to medical, dental, vision and life insurance coverage at their active employee rates for up to 12 months following termination. In the event of a Triggering Event in connection with a CIC, (x) the CEO is entitled to receive 2.5 times his or her annual salary and 2.5 times his or her full year target bonus, (y) each Executive Officer is entitled to receive two times his or her annual salary and two times his or her full year target bonus, and (z) both the CEO and Executive Officers are entitled to medical, dental, vision and life insurance coverage at their active employee rates for up to 18 months following termination.
The foregoing descriptions of the Severance Plan do not purport to be complete and are qualified in their entirety by reference to full text of the Severance Plan, which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.
Chief Executive Officer Base Salary and Target Bonus Adjustments
Also on June 5, 2013, the Compensation Committee of the Board approved changes to the annual base salary and annual target bonus compensation of the CEO of the Company, Mr. Juan Ramón Alaix. Effective as of July 1, 2013, Mr. Alaix will receive an increase in his annual base salary from $750,000 to $900,000. Also effective as of July 1, 2013, Mr. Alaix will receive an increase in his annual target bonus from 100% to 110% of his base salary. Other than the adjustments described herein, there were no other changes to the compensation or benefits that Mr. Alaix is entitled to receive.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

By:	/s/ Heidi C. Chen
Name:	Heidi C. Chen
Title:	Executive Vice President,
General Counsel and Corporate Secretary
Dated: June 11, 2013